Exhibit F

POWER OF ATTORNEY

NATIONAL AMERICAS HOLDINGS LLC (the “Company”) does hereby make, constitute and appoint each of Louise Thomson, Fiona Last and Nathan Butler (and any other employee of the Company or one of its affiliates designated in writing by one of the attorneys-in-fact), acting jointly or individually, as its true and lawful attorney-in-fact and agent, with full power to execute and file with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority, for and on its behalf in any and all capacities, any and all reports required to be filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Act”), and the rules thereunder, including but not limited to reports on Schedule 13D or 13G, any and all amendments to such reports, with all exhibits, and any other forms or documents as may be necessary in connection with the filing of such reports with the SEC and any stock exchange or similar authority, granting unto said attorney full power and authority to do and perform any and all acts for and on behalf of the Company which may be necessary or desirable to complete, as fully as the Company might or could do itself.

This Power of Attorney shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of the Company or one of its affiliates.

The Company hereby ratifies and confirms all acts and things that any of the attorneys-in-fact, or such attorneys-in-fact’s designees, have done, may do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The Company acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Company, are not assuming any of the Company’s responsibilities to comply with the filing obligations under the Act.

IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney as of October 28, 2014.

NATIONAL AMERICAS HOLDINGS LLC

By	/s/ Ken Karels
	Name:	Ken Karels
	Title:	Authorized Person